                                                                   Exhibit 25(a)


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)___

                              ---------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                         31-0838515
                                                        (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                       43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0126
                          CHICAGO, ILLINOIS 60670-0126
                ATTN: STEVEN M. WAGNER, DIRECTOR, (312) 407-1819
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                              ---------------------
                           WELLS FARGO FINANCIAL, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



           IOWA                                            42-1186565
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)


206 EIGHTH STREET
DES MOINES, IOWA                                            50309
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.     GENERAL INFORMATION.  FURNISH THE FOLLOWING
            INFORMATION AS TO THE TRUSTEE:

            (A)   NAME AND ADDRESS OF EACH EXAMINING OR
            SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of Currency, Washington, D.C.;
            Federal Deposit Insurance Corporation,
            Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

            (B)   WHETHER IT IS AUTHORIZED TO EXERCISE
            CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
            IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
            SUCH AFFILIATION.

            No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the
               trustee now in effect.*

            2. A copy of the certificate of authority of the
               trustee to commence business.*

            3. A copy of the authorization of the trustee to
               exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by
               Section 321(b) of the Act.

            7. A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 19th day of January, 2001.


               BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
               TRUSTEE

               BY  /s/ Steven M. Wagner
                  ------------------------
                  DIRECTOR







*EXHIBITS 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE DOW CHEMICAL COMPANY, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1999.

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                               January  19, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Wells Fargo Financial, Inc., and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION



                                    BY: /s/ Steven M. Wagner
                                       ----------------------------
                                        DIRECTOR

EXHIBIT 7


Legal Title of Bank:  Bank One Trust Company, N.A.  Call Date: 09/30/00   State #:  391581   FFIEC 032
Address:              100 Broad Street              Vendor ID:  D         Cert #:  21377     Page RC-1
City, State  Zip:     Columbus, OH 43271            Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                         DOLLAR AMOUNTS IN THOUSANDS C300
ASSETS
1. Cash and balances due from depository institutions (from Schedule
   RC-A):                                                                 RCON
                                                                          ----
   a. Noninterest-bearing balances and currency and coin(1) ...........   0081       107,674       1.a
   b. Interest-bearing balances(2).....................................   0071        19,256       1.b
2. Securities
   a. Held-to-maturity securities(from Schedule RC-B, column A) .......   1754             0       2.a
   b. Available-for-sale securities (from Schedule RC-B, column D) ....   1773         4,003       2.b
3. Federal funds sold and securities purchased under agreements to
   resell .............................................................   1350       637,978       3.
4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income (from Schedule RCON
   RC-C)...............................................................   2122       220,388       4.a
   b. LESS: Allowance for loan and lease losses .......................   3123         1,201       4.b
   c. LESS: Allocated transfer risk reserve ...........................   3128             0       4.c
   d. Loans and leases, net of unearned income, allowance, and RCON
      reserve (item 4.a minus 4.b and 4.c) ............................   2125       219,187       4.d
5. Trading assets (from Schedule RD-D) ................................   3545             0       5.
6. Premises and fixed assets (including capitalized leases) ...........   2145        25,122       6.
7. Other real estate owned (from Schedule RC-M) .......................   2150             0       7.
8. Investments in unconsolidated subsidiaries and associated
   companies (from Schedule RC-M)......................................   2130             0       8.
9. Customers' liability to this bank on acceptances outstanding .......   2155             0       9.
10. Intangible assets (from Schedule RC-M) ............................   2143        14,726      10.
11. Other assets (from Schedule RC-F) .................................   2160       335,321      11.
12. Total assets (sum of items 1 through 11) ..........................   2170     1,363,267      12.


(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:  Bank One Trust Company, N.A.   Call Date: 09/30/00    State #:  391581  FFIEC 032
Address:              100 East Broad Street          Vendor ID:  D          Cert #"  21377    Page RC-2
City, State  Zip:     Columbus, OH 43271             Transit #: 04400003


SCHEDULE RC-CONTINUED
                                                                          DOLLAR  AMOUNTS IN
                                                                                THOUSANDS
                                                                                ---------
LIABILITIES
13.   Deposits:                                                                 RCON
      a. In domestic offices (sum of totals of columns A and C                  ----
         from Schedule RC-E, part 1).................................           2200      1,134,992    13.a
         (1) Noninterest-bearing(1)..................................           6631        663,468    13.a1
(2)   Interest-bearing...............................................           6636        471,524    13.a2
      b. In foreign offices, Edge and Agreement subsidiaries, and
         IBFs (from Schedule RC-E, part II)
         (1) Noninterest bearing.....................................
         (2) Interest-bearing........................................
14.   Federal funds purchased and securities sold under agreements
      to repurchase:                                                       RCFD 2800                  014
15.   a. Demand notes issued to the U.S. Treasury                          RCON 2840                  015.a
      b. Trading Liabilities(from Sechedule RC-D)....................      RCFD 3548              0    15.b

16.   Other borrowed money:                                                     RCON
                                                                                ----
      a. With original maturity of one year or less .................           2332                  016.a
      b. With original  maturity of more than one year ..............           A547                  016.b
      c. With original maturity of more than three years.............           A548                  016.c

17.   Not applicable
18.   Bank's liability on acceptance executed and outstanding .......           2920                  018.
19.   Subordinated notes and debentures .............................           3200                  019.
20.   Other liabilities (from Schedule RC-G) ........................           2930         88,146    20.
21.   Total liabilities (sum of items 13 through 20) ................           2948      1,223,138    21.
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus .................           3838                  023.
24.   Common stock...................................................           3230            800    24.
25.   Surplus (exclude all surplus related to preferred stock) ......           3839         45,157    25.
26.   a. Undivided profits and capital reserves .....................           3632         94,155    26.a
      b. Net unrealized holding gains (losses) on available-for-sale
         securities..................................................           8434             17    26.b
      c. Accumulated net gains (losses) on cash flow hedges..........           4336              0    26.c
27.   Cumulative foreign currency translation adjustments
28.   Total equity capital (sum of items 23 through 27) .............           3210        140,129    28.
29.   Total liabilities, limited-life preferred stock, and equity
      capital (sum of items 21, 22, and 28) .........................           3300      1,363,267    29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date during
      1996...............................................RCFD 6724   N/A    M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4.= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external
    auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No  external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.